EXHIBIT  11.1

STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

	Three Months Ended		Three Months Ended
	September 30, 2009		September 30, 2008
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,217	$0.00	7,202	$0.03

Diluted
Average Shares Outstanding	7,217		7,202
Common Stock Equivalents	0		---

	7,217	$0.00	7,202	$0.03

	Nine Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2008
		Earnings		Earnings
	Shares	Per Share	Shares	Per Share
	(in Thousands)		(in Thousands)

Basic Weighted Average Shares Outstanding	7,210	$(0.83)	7,197	$0.38

Diluted
Average Shares Outstanding	7,210		7,197
Common Stock Equivalents	0		---

	7,210	$(0.83)	7,197	$0.38